Exhibit 99.1

HOWARD HUGHES HOLDINGS INC. REPORTS SECOND QUARTER 2026 RESULTS
Howard Hughes® closes approximately $2.1 billion acquisition of Vantage, establishing specialty insurance and reinsurance as a second operating platform

THE WOODLANDS, Texas, August 5, 2026 – Howard Hughes Holdings Inc. (NYSE: HHH) (the “Company,” “HHH,” “Howard Hughes,” or “we”) today reported second quarter 2026 results, highlighted by the June 4 closing of Vantage Group Holdings, Ltd. (Vantage), a specialty insurance and reinsurance company. The Vantage acquisition reshapes Howard Hughes into a diversified holding company powered by two principal operating platforms: Howard Hughes Communities™ and Vantage.

Second Quarter 2026 Highlights:

–Net income attributable to common stockholders was $158.4 million for the quarter, compared to a net loss of $12.1 million in the prior-year period.
–Vantage acquisition closed June 4, 2026. Through its wholly owned subsidiary Howard Hughes Insurance Holdings, LLC, the Company completed the acquisition of 100% of Vantage Group Holdings, Ltd. for cash consideration of approximately $2.1 billion. Consolidated results include Vantage only for the stub period from June 4, 2026 through June 30, 2026. Accordingly, period-over-period and sequential comparisons, including total revenues, net income attributable to common stockholders, and earnings per share, are not comparable to prior periods and do not reflect run-rate performance.
–$1.0 billion of preferred stock issued to Pershing Square. On June 4, 2026, the Company issued and sold $1.0 billion of Series A Non-Voting Exchangeable Perpetual Preferred Stock to an affiliate of Pershing Square to partially fund the Vantage acquisition and to provide additional capital to Vantage. The preferred stock carries no current cash dividend and may be repurchased by the Company pursuant to its terms.
–Insurance platform's initial contribution. For the stub period, Vantage contributed $97.2 million of net earned insurance premiums, $4.7 million of underwriting income, $11.0 million of net insurance investment income, and $20.8 million of loss before income taxes, with a combined ratio of 95% (loss ratio 57%; expense ratio 38%). These partial-period ratios are not indicative of expected full-year performance.
–The real estate platform delivered Master Planned Communities (MPC) EBT of $134.7 million and Total Operating Assets Net Operating Income (NOI) of $70.5 million in the quarter. Segment detail and prior-year comparisons are presented in Financial Highlights below.
–Strong liquidity position of $2,648.0 million of cash and cash equivalents, including cash held at Vantage, $515.0 million of undrawn capacity on the Secured Bridgeland Notes, $1.0 billion of undrawn lender commitments available for property development, and limited near-term debt maturities, all as of June 30, 2026.

Financial Highlights

Real Estate

MPC
–MPC EBT of $134.7 million in the second quarter, up 32% from $102.4 million in the prior-year period. Pricing also remained strong during the first six months of 2026, with Howard Hughes Communities selling 206.7 residential acres at an average price of $1.2 million per acre and 9.8 commercial acres at an average price of $0.9 million per acre.

Operating Assets
–Total Operating Assets NOI, including contributions from unconsolidated ventures, continued to grow, increasing by $1.7 million, or 2% to a total of $70.5 million in the quarter compared to $68.9 million in the prior-year period.
–In June 2026, Howard Hughes Communities sold Creekside Park and Creekside Park The Grove in The Woodlands for $127.3 million, generating $30.2 million of net proceeds after loan payoffs and closing costs. Over the life of the investments, the asset generated approximately $45 million of cumulative cash flow and an outsized project-level IRR.

Strategic Developments
–Howard Hughes Communities completed construction of The Park Ward Village and closed sales of 97% of its units during the quarter, generating $226.6 million of net proceeds after repayment of debt.

Insurance and Reinsurance
Insurance and Reinsurance figures reflect the stub period from the acquisition date of June 4, 2026 through June 30, 2026, and include the impact of Purchase Accounting. As a result, they are not indicative of run-rate performance.

–Net earned insurance premiums were $97.2 million for the stub period from June 4, 2026 through June 30, 2026.
–Underwriting income was $4.7 million, with a combined ratio of 95%, comprising a loss ratio of 57% and an expense ratio of 38%. These partial-period ratios are not indicative of expected full-year performance.
–Net insurance investment income was $11.0 million.
–Net loss before income taxes was $20.8 million.

Conference Call & Webcast Information

Howard Hughes Holdings Inc. will host its second quarter 2026 earnings conference call on Thursday, August 6, 2026, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). A live webcast will be available in the Events & Webcast section of the Company’s investor relations website. Participants who wish to ask questions by telephone should preregister using HHH’s earnings call registration webpage. All registrants will receive dial-in information and a PIN allowing them to access the live call. An on-demand replay of the earnings call will be available on the Company’s website immediately after the call for a period of one year.

About Howard Hughes Holdings Inc.

Howard Hughes Holdings Inc. (NYSE: HHH) is a diversified holding company focused on growing long-term shareholder value. Its principal subsidiaries are Vantage Group Holdings, a leading specialty insurance, reinsurance, and partnership capital platform, and Howard Hughes Communities™, one of the nation’s leading real estate platforms. HHH brings together long-duration capital, high-quality operating businesses, and disciplined capital allocation to build long-term value. For additional information visit www.howardhughes.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (Exchange Act). We intend these statements to be covered by the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, or business, and are not guarantees of performance. These statements may include words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “may,” “plan,” “project,” “realize,” “should,” “transform,” “will,” “would,” and other statements of similar expression. Forward-looking statements should not be relied upon, and actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict, some of which include: (i) our ability to realize the anticipated benefits of the transactions with Pershing Square and our strategy of becoming a diversified holding company; (ii) our ability to identify and consummate transactions as part of our strategy of becoming a diversified holding company; (iii) risks inherent in acquiring or making investments in operating companies, especially companies in industries unrelated to our existing real estate business; (iv) our ability to integrate Vantage’s insurance and reinsurance business into our operations, and realize the financial and strategic benefits currently anticipated from such acquisition; (v) our ability to realize the anticipated benefits of recent transactions, including the May 2025 transactions with Pershing Square and the spinoff of Seaport Entertainment Group Inc. in 2024; (vi) macroeconomic conditions such as volatility in capital markets, unstable economic and political conditions within the U.S. and foreign jurisdictions, geopolitical conflicts, and a prolonged recession in the national economy impacting the real estate and insurance and reinsurance businesses, including but not limited to inflation and changes in interest rates; (vii) changes in trade policies, including tariffs, and related impacts on market conditions and business activity; (viii) our inability to obtain operating and development capital for our properties, including our inability to obtain or refinance debt capital from lenders and the capital markets; (ix) our ability to compete effectively, including the potential impact of heightened competition for tenants and potential decreases in occupancy at our properties; (x) extreme weather conditions, climate change, natural disasters, pandemics or other catastrophes, that may cause property damage or interrupt our real estate or insurance or reinsurance business; (xi) losses that are not insured or exceed the applicable insurance limits as well as insufficient reserves for losses; (xii) increased construction costs exceeding our original estimates, delays or overruns, claims for construction defects, or other factors affecting our ability to develop, redevelop or construct our properties; (xiii) regulation of the portions of our business that are dedicated to the formation and sale of condominiums or insurance and reinsurance, as applicable, including obtaining government permits necessary for the development of our properties; (xiv) fluctuations in regional and local economies, the impact of changes in interest rates on residential housing and condominium markets, local real estate conditions, tenant rental rates, and competition from competing retail properties and the internet; (xv) insufficient reserves for insurance claims and claim expenses due to the impact of social inflation or other factors; (xvi) greater-than-expected loss ratios on business written by Vantage; (xvii) Vantage’s ability to accurately assess underwriting risk and establish adequate premium rates; (xviii) decreases in pricing for property and casualty reinsurance and insurance; (xix) Vantage’s ability to purchase adequate reinsurance; (xx) Vantage’s ability to maintain financial strength ratings; (xxi) material variation of analytical models used in decision making from actual results; (xxii) Vantage’s ability to comply with insurance and tax laws and regulations and other regulatory challenges, including to obtain licenses or admittance in additional jurisdictions to develop its business; (xxiii) inherent risks related to disruption of information technology networks and related systems, including cyber security attacks on us or our vendors; (xxiv) our indebtedness, including our $650,000,000 4.125% senior unsecured notes due 2029, $650,000,000 4.375% senior unsecured notes due 2031, $500,000,000 5.875% senior unsecured notes due 2032, and $500,000,000 6.125% senior unsecured notes due 2034, contain restrictions that may limit our ability to operate our business; (xxv) our directors’ involvement or interests in other businesses, including real estate activities and investments; (xxvi) our dependence on the operations and funds of our subsidiaries, including The Howard Hughes Corporation and Vantage; and (xxvii) other risks and uncertainties described herein, as well as those risks and uncertainties discussed from time to time in our other reports and other public filings with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2025 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026. Copies of each filing may be obtained from the Company or the Securities and Exchange Commission. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements unless otherwise required by law.

Non-GAAP Financial Measures

As discussed throughout this release, we use certain non-GAAP performance measures, in addition to the required GAAP presentations, as we believe these measures improve the understanding of our operational results and make comparisons of operating results among peer companies more meaningful. We continually evaluate the usefulness, relevance, limitations, and calculation of our reported non-GAAP performance measures to determine how best to provide relevant information to the public, and thus such reported measures could change. Non-GAAP financial measures should not be considered independently, or as a substitute, for financial information presented in accordance with GAAP. A non-GAAP financial measure used throughout this release is net operating income (NOI). We provide a more detailed discussion about this non-GAAP measure and a reconciliation to the most directly comparable GAAP measure in the appendix to this earnings release. The financial statements, exhibits, and Supplemental Information referenced in this release are available in the attached Appendix and through the Investors section of our website.

Investor Relations:
investorrelations@howardhughes.com
281-929-7700

Media Relations:
press@howardhughes.com
281-929-7700

HOWARD HUGHES HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per share amounts	2026	2025	2026	2025
REVENUES
Condominium rights and unit sales	$706,311	$193	$709,445	$535
Master Planned Communities land sales	170,936	125,041	270,509	196,683
Rental revenue	114,198	111,092	227,747	219,505
Net earned insurance premiums	97,247	—	97,247	—
Net insurance investment income	10,988	—	10,988	—
Builder price participation	6,868	14,138	15,550	23,425
Other revenues	15,779	10,416	26,758	20,060
Total revenues	1,122,327	260,880	1,358,244	460,208

EXPENSES
Condominium rights and unit cost of sales	575,389	811	578,523	1,053
Master Planned Communities cost of sales	59,057	45,178	93,799	70,392
Operating costs	54,723	50,518	107,756	101,307
Rental property real estate taxes	14,798	15,365	31,026	30,664
Insurance claims and claim expenses	55,210	—	55,210	—
Insurance underwriting expenses	37,381	—	37,381	—
Provision for (recovery of) doubtful accounts	123	542	64	386
General and administrative	36,136	34,552	61,894	56,988
Depreciation and amortization	56,609	44,325	105,249	89,464
Other expenses	6,173	4,273	10,065	9,070
Total expenses	895,599	195,564	1,080,967	359,324

OTHER
Gain (loss) on sale or disposal of real estate and other assets, net	51,800	1,656	51,800	15,385
Investment gain (loss), net	(38,278)	—	(38,278)	—
Other income (loss), net	(660)	885	(533)	(482)
Total other	12,862	2,541	12,989	14,903

Operating income (loss)	239,590	67,857	290,266	115,787

Interest income	13,803	10,331	28,466	16,449
Interest expense	(45,812)	(43,694)	(87,602)	(84,788)
Gain (loss) on extinguishment of debt	(413)	(307)	(10,639)	(307)
Gain (loss) on sale of MUD receivables	(555)	(48,197)	(555)	(48,197)
Equity in earnings (losses) from unconsolidated ventures	301	(1,887)	(2,339)	(567)
Income (loss) before income taxes	206,914	(15,897)	217,597	(1,623)
Income tax expense (benefit)	49,957	(3,821)	52,575	(385)
Net income (loss)	156,957	(12,076)	165,022	(1,238)
Net (income) loss attributable to noncontrolling interests	1,408	(68)	1,569	(373)
Net income (loss) attributable to common stockholders	$158,365	$(12,144)	$166,591	$(1,611)

Basic income (loss) per share	$2.68	$(0.22)	$2.82	$(0.03)
Diluted income (loss) per share	$2.68	$(0.22)	$2.82	$(0.03)

HOWARD HUGHES HOLDINGS INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

thousands except par values and share amounts	June 30, 2026	December 31, 2025
ASSETS
Master Planned Communities assets	$2,646,774	$2,635,077
Buildings and equipment	4,031,804	4,028,862
Less: accumulated depreciation	(1,117,166)	(1,082,124)
Land	335,872	307,625
Developments	1,072,034	1,477,615
Net investment in real estate	6,969,318	7,367,055
Investments in fixed maturity securities	246,583	—
Investments in equity securities	1,077,535	—
Short-term investments	27,822	—
Investments in unconsolidated ventures	186,153	170,122
Cash and cash equivalents	2,647,959	1,468,507
Restricted cash	717,395	628,651
Accounts receivable, net	940,400	134,122
Municipal Utility District (MUD) receivables, net	579,160	459,729
Reinsurance recoverable on paid and unpaid losses	601,602	—
Deferred expenses, net	175,243	160,966
Intangibles, net	586,439	34,658
Goodwill	282,218	2,336
Other assets, net	872,216	213,315
Total assets	$15,910,043	$10,639,461

LIABILITIES
Mortgages, notes, and loans payable, net	$5,456,403	$5,109,828
Reserves for claims and claim expenses	2,115,416	—
Unearned premiums	1,406,691	—
Deferred tax liabilities, net	223,113	164,472
Other liabilities, net	1,678,683	1,522,915
Total liabilities	10,880,306	6,797,215

MEZZANINE EQUITY
Series A non-voting exchangeable perpetual preferred stock: $0.01 par value; 140,000 issued and outstanding as of June 30, 2026, and none issued or outstanding as of December 31, 2025	995,764	—

EQUITY
Preferred stock: $0.01 par value; 50,000,000 shares authorized; 140,000 shares designated as Series A Preferred Stock; no other shares issued or outstanding	—	—
Common stock: $0.01 par value; 150,000,000 shares authorized, 66,253,546 issued, and 59,657,062 outstanding as of June 30, 2026, 65,910,640 shares issued, and 59,370,353 outstanding as of December 31, 2025	663	659
Additional paid-in capital	4,478,286	4,458,838
Retained earnings (accumulated deficit)	104,495	(62,096)
Accumulated other comprehensive income (loss)	1,544	(1,827)
Treasury stock, at cost, 6,596,484 shares as of June 30, 2026, and 6,540,287 shares as of December 31, 2025	(624,592)	(620,118)
Total stockholders' equity	3,960,396	3,775,456
Noncontrolling interests	73,577	66,790
Total equity	4,033,973	3,842,246
Total liabilities, mezzanine equity, and equity	$15,910,043	$10,639,461

Segment Earnings Before Taxes (EBT)

Howard Hughes Communities has three real estate business segments, Operating Assets, MPC, and Strategic Developments. EBT, as it relates to each business segment, includes the revenues and expenses of each segment, as shown below. EBT excludes corporate expenses and other items that are not allocable to the segments.

	Three Months Ended June 30,			Six Months Ended June 30,
thousands except percentages	2026	2025	$ Change	2026	2025	$ Change
Operating Assets Segment EBT
Total revenues	$119,960	$116,446	$3,514	$239,162	$230,448	$8,714
Total operating expenses	(50,520)	(49,467)	(1,053)	(101,445)	(98,284)	(3,161)
Segment operating income (loss)	69,440	66,979	2,461	137,717	132,164	5,553
Depreciation and amortization	(52,028)	(42,305)	(9,723)	(97,606)	(85,428)	(12,178)
Interest income (expense), net	(37,873)	(34,173)	(3,700)	(71,380)	(68,391)	(2,989)
Other income (loss), net	(527)	634	(1,161)	(508)	438	(946)
Equity in earnings (losses) from unconsolidated ventures	794	(325)	1,119	6,671	4,318	2,353
Gain (loss) on sale or disposal of real estate and other assets, net	51,800	(1)	51,801	51,800	9,978	41,822
Gain (loss) on extinguishment of debt	(413)	(307)	(106)	(413)	(307)	(106)
Operating Assets segment EBT	$31,193	$(9,498)	$40,691	$26,281	$(7,228)	$33,509

Master Planned Communities Segment EBT
Total revenues	$181,740	$143,701	$38,039	$294,021	$228,155	$65,866
Total operating expenses	(70,390)	(57,694)	(12,696)	(118,267)	(95,899)	(22,368)
Segment operating income (loss)	111,350	86,007	25,343	175,754	132,256	43,498
Depreciation and amortization	(110)	(88)	(22)	(175)	(199)	24
Interest income (expense), net	24,012	18,107	5,905	45,724	34,893	10,831
Other income (loss), net	—	35	(35)	1,860	35	1,825
Equity in earnings (losses) from unconsolidated ventures	(569)	(1,649)	1,080	(4,104)	(5,059)	955
Gain (loss) on sale or disposal of real estate and other assets, net	—	—	—	—	3,750	(3,750)
MPC segment EBT	$134,683	$102,412	$32,271	$219,059	$165,676	$53,383

Strategic Developments Segment EBT
Total revenues	$707,432	$714	$706,718	$711,839	$1,568	$710,271
Total operating expenses	(582,986)	(5,186)	(577,800)	(591,075)	(9,552)	(581,523)
Segment operating income (loss)	124,446	(4,472)	128,918	120,764	(7,984)	128,748
Depreciation and amortization	(2,068)	(1,076)	(992)	(4,125)	(2,234)	(1,891)
Interest income (expense), net	4,097	4,633	(536)	9,071	9,279	(208)
Other income (loss), net	—	132	(132)	(889)	(1,130)	241
Equity in earnings (losses) from unconsolidated ventures	76	87	(11)	(4,906)	174	(5,080)
Gain (loss) on sale or disposal of real estate and other assets, net	—	1,657	(1,657)	—	1,657	(1,657)
Strategic Developments segment EBT	$126,551	$961	$125,590	$119,915	$(238)	$120,153

Appendix – Reconciliation of Non-GAAP Measures

Below are GAAP to non-GAAP reconciliations of certain financial measures, as required under Regulation G promulgated by the Securities and Exchange Commission. Non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. The non-GAAP financial information presented may be determined or calculated differently by other companies and may not be comparable to similarly titled measures.

Net Operating Income (NOI)

We define NOI as operating revenues (rental income, tenant recoveries, and other revenue) less operating expenses (real estate taxes, repairs and maintenance, marketing, and other property expenses). NOI excludes straight-line rents and amortization of tenant incentives, net; interest expense, net; ground rent amortization; demolition costs; other income (loss); depreciation and amortization; development-related marketing costs; gain on sale or disposal of real estate and other assets, net; loss on extinguishment of debt; provision for impairment; and equity in earnings from unconsolidated ventures. This amount is presented as Operating Assets NOI throughout this document. Total Operating Assets NOI represents NOI as defined above with the addition of our share of NOI from unconsolidated ventures.

We believe that NOI is a useful supplemental measure of the performance of our Operating Assets segment because it provides a performance measure that reflects the revenues and expenses directly associated with owning and operating real estate properties. We use NOI to evaluate our operating performance on a property-by-property basis because NOI allows us to evaluate the impact that property-specific factors such as rental and occupancy rates, tenant mix, and operating costs have on our operating results, gross margins, and investment returns.

A reconciliation of segment EBT to NOI for Operating Assets is presented in the table below:

	Three Months Ended June 30,			Six Months Ended June 30,
thousands	2026	2025	$ Change	2026	2025	$ Change
Operating Assets Segment
Total revenues	$119,960	$116,446	$3,514	$239,162	$230,448	$8,714
Total operating expenses	(50,520)	(49,467)	(1,053)	(101,445)	(98,284)	(3,161)
Segment operating income (loss)	69,440	66,979	2,461	137,717	132,164	5,553
Depreciation and amortization	(52,028)	(42,305)	(9,723)	(97,606)	(85,428)	(12,178)
Interest income (expense), net	(37,873)	(34,173)	(3,700)	(71,380)	(68,391)	(2,989)
Other income (loss), net	(527)	634	(1,161)	(508)	438	(946)
Equity in earnings (losses) from unconsolidated ventures	794	(325)	1,119	6,671	4,318	2,353
Gain (loss) on sale or disposal of real estate and other assets, net	51,800	(1)	51,801	51,800	9,978	41,822
Gain (loss) on extinguishment of debt	(413)	(307)	(106)	(413)	(307)	(106)
Operating Assets segment EBT	31,193	(9,498)	40,691	26,281	(7,228)	33,509
Add back:
Depreciation and amortization	52,028	42,305	9,723	97,606	85,428	12,178
Interest (income) expense, net	37,873	34,173	3,700	71,380	68,391	2,989
Equity in (earnings) losses from unconsolidated ventures	(794)	325	(1,119)	(6,671)	(4,318)	(2,353)
(Gain) loss on sale or disposal of real estate and other assets, net	(51,800)	1	(51,801)	(51,800)	(9,978)	(41,822)
(Gain) loss on extinguishment of debt	413	307	106	413	307	106
Impact of straight-line rent	(1,015)	(373)	(642)	(3,637)	(1,533)	(2,104)
Other	600	(384)	984	585	(195)	780
Operating Assets NOI	68,498	66,856	1,642	134,157	130,874	3,283

Company's share of NOI from equity investments	2,045	2,004	41	4,217	3,947	270
Distributions from Summerlin Hospital investment	—	—	—	5,318	5,605	(287)
Company's share of NOI from unconsolidated ventures	2,045	2,004	41	9,535	9,552	(17)
Total Operating Assets NOI	$70,543	$68,860	$1,683	$143,692	$140,426	$3,266